FOR  IMMEDIATE  RELEASE
 -----------------------
January  16,  1997
Contact:      Linda  Lewis




                ATLAS ENVIRONMENTAL TAKES ACTION TO REORGANIZE

PLANTATION, FL -- Atlas Environmental, Inc. (NASDAQ: ATEV) and eleven of its subsidiaries (the "Companies") filed petitions in the United States Bankruptcy Court for the Southern District of Florida, Broward Division, on January 14, 1997 seeking reorganization under Chapter 11 of the Federal Bankruptcy Code. The Companies plan to reorganize their operations, and continue to operate as Debtors-In-Possession under the protection of the Bankruptcy Court.
     Atlas is headquartered in Plantation, Florida. For more information, call Atlas at (954) 370-9011.